Exhibit 99.3

Exhibit O

Collateral Agency and Intercreditor Agreement

Draft 7/22/21

SUBJECT TO FURTHER REVISION

CBL & ASSOCIATES HOLDCO II, LLC,

AND

THE SUBSIDIARY GUARANTORS PARTY HERETO

____________

10% SENIOR SECURED NOTES DUE 2029

7.0% EXCHANGEABLE SENIOR SECURED NOTES DUE 2028

____________

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

Dated as of [________], 2021

This Agreement remains subject to negotiation, revision and approval of the Company and the Required Consenting Noteholders (as defined in the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors, dated May 25, 2021 (Docket No. 1163))

Table of Contents

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COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of [________], 2021 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company (together with its successors and assigns under the Indentures (as herein defined), the “Company”), the SUBSIDIARIES OF THE COMPANY from time to time party hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), [WILMINGTON SAVINGS FUND SOCIETY, FSB], as the trustee under Senior Note Indenture (as herein defined) (in such capacity, the “Senior Note Trustee”), [WILMINGTON SAVINGS FUND SOCIETY, FSB], as trustee and exchange agent under the Exchangeable Note Indenture (as herein defined)(in such capacity, the “Exchangeable Note Trustee” and, together with the Senior Note Trustee, the “Trustees” and each a “Trustee”), and [WILMINGTON SAVINGS FUND SOCIETY, FSB], in its capacity as Collateral Agent under each Indenture for the benefit of the Secured Parties (with its successors in such capacity pursuant to Article V hereof, the “Collateral Agent”).

RECITALS

1.Pursuant to the terms and conditions of the Third Amended Joint Chapter 11 Plan, dated May 26, 2021, as the same may be amended, modified or restated from time to time (the “Plan of Reorganization”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code of the REIT, the Operating Partnership and certain of the direct and indirect Subsidiaries of the REIT, which Plan of Reorganization was confirmed by order, dated [•], 2021, of the Bankruptcy Court, the Company intends to issue (i) $[555,000,000]1 in principal amount of its 10.0% Senior Secured Notes due 2029 pursuant to the Indenture dated as of [l], 2021 (as amended, supplemented or otherwise modified from time to time, the “Senior Note Indenture”), by and among the Company, REIT, the Operating Partnership (together with the Subsidiary Guarantors, the “Guarantors”), the Subsidiary Guarantors and the Senior Note Trustee and (ii) $[150,000,000]2 in principal amount of its 7.0% Exchangeable Senior Secured Notes due 2028 pursuant to the Indenture dated as of [l], 2021 (as amended, supplemented or otherwise modified from time to time, the “Exchangeable Note Indenture” and, together with the Senior Note Indenture, the “Indentures” and each an “Indenture”), by and among the Company, the REIT, Guarantors and the Exchangeable Note Trustee.

2.Pursuant to the Senior Note Indenture, the Guarantors have guaranteed payment of the Senior Note Securities (as herein defined) and Senior Note Obligations (as herein defined), and REIT has provided a limited guarantee pursuant to the terms set forth in the Senior Note Indenture; and pursuant to the Exchangeable Note Indenture, the Guarantors have guaranteed payment of the Exchangeable Note Securities (as herein defined) and all other Exchangeable Note Obligations (as herein defined), and REIT has provided a limited guarantee pursuant to the terms set forth in the Exchangeable Note Indenture.

[1]	Note to Draft: Principal amount to be adjusted in accordance with the exchangeable note elections.
[2]	Note to Draft: Principal amount to be adjusted in accordance with the exchangeable note elections.

3.Each Indenture requires the Company and the Subsidiary Guarantors to secure payment of the Senior Note Securities, Exchangeable Note Securities and all other Secured Obligations by Liens in the Collateral (each, as herein defined).

4.The Indentures further require that such Liens in the Collateral be granted pursuant to the Security Documents to the Collateral Agent, for the benefit of the Holders (as herein defined). This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such Liens and all related rights, interests and powers as agent for, and for the benefit exclusively of, the Trustees and the present and future Holders.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1Defined Terms.

(a)Capitalized terms used in this Agreement that are defined in the Senior Note Indenture and not otherwise defined herein shall have the meanings set forth in the Senior Note Indenture.

(b)All capitalized terms used in this Agreement that are defined in Article 9 of the UCC (as herein defined), as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.

(c)The following terms shall have the following meanings:

“Act of the Applicable Authorized Representative” means a direction in writing delivered to the Collateral Agent by or with the written consent of the Applicable Authorized Representative accompanied by written confirmation from a Trustee that such Trustee is the Applicable Authorized Representative (such direction to be in a form reasonably satisfactory to the Collateral Agent) confirming the principal amount of outstanding Securities registered by such Trustee as outstanding in the name of the respective Holders on the date of such direction.

“Actionable Event of Default” means, at any time, an Event of Default under, and as defined in, the Secured Document for a Series of Secured Obligations if at such time the Authorized Representative for such Secured Document is the Applicable Authorized Representative.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Applicable Authorized Representative” means the Majority Authorized Representative, or upon the occurrence of (i) as and to the extent specified in Section 6.1(b), a Minority Authorized Representative Enforcement Date, the Minority Authorized Representative or (ii) as and to the extent specified in Section 6.1(c), a Residual Authorized Representative Enforcement Date, the

Authorized Representative of the Series of Secured Obligations that first instructs the Collateral Agent to commence enforcement action with respect to the Collateral.

“Authorized Representative” means (i) in the case of the Senior Note Obligations, the Senior Note Trustee and (ii) in the case of the Exchangeable Note Obligations, the Exchangeable Note Trustee.

“Cash Equivalents” means:

(1)United States dollars or, in the case of any Investment by any Person whose principal place of business is outside the United States, such local currencies in such place of business as are held by it from time to time in the ordinary course of business and that are readily exchangeable into United States dollars;

(2)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) as of the date of the Indenture, in each case having maturities of not more than twelve months from the date of acquisition;

(3)certificates of deposit, time deposits, demand deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any bank or trust company organized or licensed under the laws of the United States as of the date of the indenture, having capital and surplus in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(4)repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing not more than twelve months after the date of acquisition;

(6)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)in the case of the Company, REIT or a Guarantor, substantially similar investments, of comparable credit quality, dominated in the currency of any jurisdiction in which such Person conducts business.

“Closing Date” means [l], 2021.

“Collateral” means all assets and properties, whether real, personal or mixed (including any leasehold interest under a ground lease), wherever located and whether now owned or at any time acquired after the Issue Date (as defined in the Indentures) by the Company and the Subsidiary Guarantors subject to Liens created by the Security Documents.

“Collateral Account” has the meaning assigned to such term in Section 2.7(d) hereof.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Collateral Disposition” means an Asset Sale of assets or other rights or property that constitute Collateral under the Security Documents. The sale or issuance of Capital Stock in a Guarantor that owns Collateral, or of Capital Stock in such Guarantor’s direct or indirect parent, such that, as a consequence, such Person no longer is a Guarantor, shall be deemed a Collateral Disposition of the Collateral owned by such Guarantor; provided, that a Guarantor that owns collateral may form a Joint Venture and contribute assets constituting Undeveloped Property to such Joint Venture so long as the provisions of paragraph (I) of the definition of “Asset Sale” in the applicable Indenture are complied with. For the avoidance of doubt, no Collateral Release shall constitute a Collateral Disposition.

“Company” has the meaning assigned to such term in the introductory paragraph hereof.

“Default” means a “Default” as defined in either Indenture.

“Discharge” means, with respect to the Collateral, the date on which each Series of Secured Obligations is no longer secured by such Collateral. “Discharged” has a corresponding meaning.

“Enforcement Action” means, as to any Secured Obligations, the initiation of any legal proceedings, or the taking of any other action to pursue or exercise rights or remedies (as secured party or otherwise), with respect to such Secured Obligations that is authorized herein or in any Transaction Document to be taken by the Collateral Agent.

“Enforcement Action Participation Request” means, with respect to any Enforcement Action as to any Secured Obligations, a written notice delivered by the Collateral Agent to the Holders of such Secured Obligations:

(1)describing such Enforcement Action and the time and the place at which and method and manner by which such Enforcement Action is proposed to be taken;

(2)stating that, based on an Opinion of Counsel of the jurisdiction in which such Enforcement Action is so proposed to be taken, under the laws of such jurisdiction, such Enforcement Action is authorized or permitted so to be taken with respect to such Secured Obligations only if such Holders join with the Collateral Agent in so taking, or take directly (if such joinder is not so authorized or permitted), such Enforcement Action; and

(3)requesting such Holders so to join with the Collateral Agent in so taking, or (if as aforesaid) take directly, such Enforcement Action at the time and place and by the method and manner so specified.

“Event of Default” means an “Event of Default” as defined in either Indenture.

“Exchangeable Note Guarantee” means, collectively, (i) the joint and several guarantee pursuant to Article 10 of the Exchangeable Note Indenture by a Guarantor of the Exchangeable Note Obligations of the Company under the Exchangeable Note Indenture, the Exchangeable Note Securities and the Security Documents (as defined in the Exchangeable Note Indenture) and (ii) the limited guarantee pursuant to Article 12 of the Exchangeable Note Indenture by REIT.

“Exchangeable Note Holder” means the Person in which name an Exchangeable Note Security is registered in the Security Register (as defined in the Exchangeable Note Indenture).

“Exchangeable Note Obligations” means the Obligations under the Exchangeable Note Securities, the Exchangeable Note Guarantees, the Exchangeable Note Indenture or any Security Document.

“Exchangeable Note Securities” means the 7.0% Exchangeable Senior Secured Notes due 2028 of the Company.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or part);

provided, however, the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” has the meaning assigned to such term in the introductory paragraph hereof.

“Holders” means, collectively, (i) Senior Note Holders and (ii) Exchangeable Note Holders.

“Impairment” means, with respect to any Series of Secured Obligations, any determination by a court of competent jurisdiction that (a) any of the Secured Obligations of such Series are unenforceable under Applicable Law or are subordinated to any other obligations (other than another Series of Secured Obligations), (b) any of the Secured Obligations of such Series do not have an enforceable security interest in any of the collateral securing any other Series of Secured Obligations or (c) any intervening security interest exists securing any other obligations (other than another Series of Secured Obligations) on a basis ranking prior to the security interest of such Series of Secured Obligations but junior to the security interest of any other Series of Secured Obligations.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)all Capital Lease Obligations of such Person;

(3)all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with either Indenture (but excluding, in each case, any accrued dividends);

(6)all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(7)all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indemnified Liabilities” means any and all other liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any of the other Transaction Documents or any other document in connection herewith or therewith, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, the REIT, or any of the Guarantors, or any of the Collateral and all reasonable fees, costs and expenses (including reasonable fees and expenses of legal counsel) incurred by any Indemnitee in connection with any claim, action or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning assigned to such term in Section 7.8(a) hereof.

“Indenture” has the meaning assigned to such term in paragraph 1 of the Recitals hereof.

“Insolvency or Liquidation Proceeding” means:

(1)(i) the Company, any Guarantor or REIT pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days that: (A) is for relief against the Company, the REIT or any Guarantor in an involuntary case; (B) appoints a Custodian of the Company, the REIT or any Guarantor or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company, the REIT or any Guarantor;

(2)any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company, REIT or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)any other proceeding of any type or nature in which substantially all claims of creditors of the Company, REIT or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.7(b) hereof.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A.

“Junior Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit B hereto, among the Collateral Agent, each Junior Lien Representative and the Company and the other parties from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Indentures.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Majority Authorized Representative” means the Authorized Representative of the Series of Secured Obligations that constitutes the larger amount of the then outstanding Series of Secured Obligations.

“Minority Authorized Representative” means the Authorized Representative of the Series of Secured Obligations that constitutes the smaller amount of the then outstanding Series of Secured Obligations.

“Minority Authorized Representative Enforcement Date” means with respect to a Series of Secured Obligations, the date (the “Enforcement Shift Trigger Date”) that is 120 days (throughout which 120-day period the Minority Authorized Representative was the Authorized Representative of such Series of Secured Obligations) after the occurrence of each of (i) both (x) an Event of Default has occurred and is continuing and (y) such Series of Secured Obligations is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Secured Document for that Series of Secured Obligations, and (ii) the receipt by the Collateral Agent and the Majority Authorized Representative of written notice from the other Authorized Representative certifying as to the matters in (i)(x) and (y); provided that the Minority Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred if:

(1)prior to the Enforcement Shift Trigger Date the Collateral Agent commenced (or was instructed by the Majority Authorized Representative in accordance with this Agreement to commence) enforcement action with respect to the Collateral, at any time thereafter so long as the Collateral Agent is diligently pursuing (or has been instructed by the Majority Authorized Representative to diligently pursue) enforcement action with respect to the Collateral; and

(2)with respect to the Collateral in which at any time the Company or a Guarantor that has granted a security interest, at any time the Company or any Guarantor, as applicable, is then a debtor under or with respect to any Insolvency or Liquidation Proceeding.

“Notice of Event of Default” means written notice given to the Collateral Agent by either Trustee, stating that an Event of Default has occurred and is continuing.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer’s Certificate” means a certificate signed by an Officer of the Company (or of the general partner of the managing member of the Company) or the REIT, as applicable, which certificate shall be deemed to be, and the Trustee and the Collateral Agent may rely on its being, executed and delivered by the Officer signing it on behalf of the Company or the REIT, as applicable, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee and the Collateral Agent. Unless otherwise specified here, each reference to an Officer’s Certificate will refer to an Officer’s Certificate of the Company.

“Operating Partnership” means CBL & Associates, Limited Partnership, a Delaware limited partnership, as reorganized pursuant to the Plan of Reorganization, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee and the Collateral Agent, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act. The opinion may include exceptions and qualifications consistent with customary practice for written third party legal opinions relating to the subject matter of the opinion.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

[“Priority Lien Agent” has the meaning assigned to such term in the Junior Intercreditor Agreement.]

“Realization Proceeds” includes any and all cash, securities and other property received or realized from foreclosure, sale, collection suit or other means of realization of the Liens upon any Collateral (including distributions of Collateral in satisfaction of any Secured Obligations) or distributed in any Insolvency or Liquidation Proceeding in respect of any claim upon any Secured Obligation that is allowed or enforceable therein as a claim secured by any Collateral pursuant to the Security Documents.

“REIT” means CBL & Associates Properties, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indentures, and thereafter “REIT” shall mean such successor Person.

“Residual Authorized Representative Enforcement Date” is the date (the “Residual Enforcement Shift Trigger Date”) that is 120 days after the occurrence of the Minority Authorized Representative Enforcement Date; provided that the Residual Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred if prior to the Residual Enforcement Shift Trigger Date the Collateral Agent commenced (or was instructed by the Minority Authorized Representative in accordance with this Agreement to commence) enforcement action with respect to the Collateral, at any time thereafter so long as the Collateral Agent is diligently pursuing (or has been instructed by the Minority Authorized Representative to diligently pursue) enforcement action with respect to the Collateral.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Documents” means, collectively, the Indentures.

“Secured Obligations” means, collectively (i) the Senior Note Obligations and (ii) the Exchangeable Note Obligations.

“Secured Parties” means (a) the Collateral Agent, (b) the Trustees and (c) the Holders.

“Securities” means, collectively, the (i) Senior Note Securities and (ii) the Exchangeable Note Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means this Agreement and one or more security agreements, factoring agreements, pledge agreements, collateral assignments, debentures, mortgages, assignments of leases and rents, deeds of covenants, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security (including any Mortgage) executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien in favor of the Collateral Agent upon the Collateral for purposes of securing the Secured Obligations including any Senior Note Obligations or Exchangeable Note Obligations of the Company or any Subsidiary Guarantor under the Secured Documents or the Security Documents, in each case as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms hereof.

“Senior Note Guarantee” means, collectively, (i) the joint and several guarantee pursuant to Article 10 of the Senior Note Indenture by a Guarantor of the Senior Note Obligations of the Company under the Senior Note Indenture, the Senior Note Securities and the Security Documents (as defined in the Senior Note Indenture) and (ii) the limited guarantee pursuant to Article 13 of the Senior Note Indenture by REIT.

“Senior Note Holder” means the Person in which name a Senior Note Security is registered in the Security Register (as defined in the Senior Note Indenture).

“Senior Note Obligations” means the Obligations under the Senior Note Securities, the Senior Note Guarantees, the Senior Note Indenture or any Security Document.

“Senior Note Securities” means the 10% Senior Secured Notes due 2029 of the Company.

“Series of Secured Obligations” means either (i) collectively, the Senior Note Obligations or (ii) collectively, the Exchangeable Note Obligations.

“Transaction Documents” means collectively, the Secured Documents, the Security Documents and the Junior Intercreditor Agreement, if any.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date under the applicable Indenture.

“Trustees” has the meaning assigned to such term in the preamble hereof, until a successor replaces it in such capacity and thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

Section 1.2Rules of Construction. Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;

(d)“including” means including without limitation;

(e)the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(f)words in the singular include the plural, and in the plural include the singular;

(g)the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(h)the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)all references to the date the Securities were originally issued shall refer to the Issue Date (as defined in the applicable Indenture);

(j)provisions apply to successive events and transactions;

(k)references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(l)references to “Sections,” “clauses,” “Articles,” “Exhibits” and “Schedules” shall be to Sections, clauses, Articles, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided;

(m)any reference to “duly provided for” and other words of similar import with respect to any amount of property required to be paid or delivered, as applicable, shall include, without limitation, having made such amount or property available for payment or delivery;

(n)the use in this Agreement of the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(o)for purposes of the definitions of Majority Authorized Representative and Minority Authorized Representative, at any time,  the outstanding amount of the Series of Secured Obligations will be the principal amount of such Securities outstanding at such time; and

(p)unless otherwise provided in this Agreement, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Article II

OBLIGATIONS AND POWERS OF COLLATERAL AGENT; COLLATERAL

Section 2.1Undertaking of the Collateral Agent.

(a)The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as agent and as representative for the benefit solely and exclusively of the Trustees, and the present and future Holders, and in such capacity shall:

(i)accept, enter into, hold, administer, maintain and enforce all Security Documents, including all Collateral subject thereto, and all Liens created or granted to it thereunder, perform its obligations thereunder and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under or pursuant to or in connection with the Security Documents or applicable laws;

(ii)take all lawful and commercially reasonable actions that it may deem necessary or advisable to protect or preserve its interests, rights, powers and remedies in the Collateral and such interests, rights, powers and remedies, including, instituting and maintaining such suits and proceedings as it may deem expedient to prevent the impairment of, or to preserve or protect, its interests, rights, powers and remedies in the Collateral, subject to the terms of the Security Documents;

(iii)deliver and receive notices pursuant to the Security Documents;

(iv)sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including as mortgagee, stock pledgee, share pledgee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral and its other interests, rights, powers and remedies, subject to the terms of the Security Documents;

(v)remit to the Trustees, as provided in Section 2.7, all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(vi)direct the disbursement of funds as expressly provided for in this Agreement;

(vii)take any actions required to be taken under the Transaction Documents subject to the provisions of this Agreement;

(viii)provide instructions from time to time as required by the terms of the Transaction Documents, subject to the terms of this Agreement; and

(ix)enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Junior Intercreditor Agreement, if any;

provided, however, except as directed by the Applicable Authorized Representative, the Collateral Agent shall not be obligated to act upon directions purported to be delivered to it by any other Person or to foreclose upon or otherwise enforce or take any action with respect to any Lien or other remedy at law, equity or otherwise, or pursuant to any Security Document.

(b)Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 2.1(a) and agrees to each of the other provisions of this Agreement applicable to Collateral Agent.

(c)Upon receipt of any Act of the Applicable Authorized Representative, given in accordance with the terms of this Agreement, with indemnities satisfactory to the Collateral Agent as provided in Section 4.14(d), the Collateral Agent shall take, or direct the taking of, any action provided for in such direction. Such action may include, (x) the giving of any release, notice, approval, consent or waiver which may be called for hereunder or under the Transaction Documents that the Collateral Agent is expressly authorized to give, (y) the requiring of the execution and delivery of additional Transaction Documents, or (z) employing agents or directing trustees in order to accomplish the actions requested.

(d)Notwithstanding the preceding, nothing shall impair the ability of either Trustee or the Collateral Agent to take any action necessary to comply with any obligations imposed under any applicable law, including the TIA.

(e)Subject in all respects to the provisions of this Agreement, upon the direction of the Applicable Authorized Representative, the Collateral Agent shall take the actions specified to be taken by the Collateral Agent in the Indentures, as the case may be, and shall have all the rights and immunities specified as those of the Collateral Agent in each of the Secured Documents.

SECTION 2.2Collateral.

(a)The Collateral will secure, on an equal and ratable basis as described herein, the Secured Obligations and will be pledged by the Company and the Subsidiary Guarantors to the Collateral Agent for the benefit of the Secured Parties. The Collateral pledged by the Company will secure, on an equal and ratable basis as so specified, the Securities issued under each of the Indentures and the Company’s Obligations under the Transaction Documents; and the Collateral pledged by any Subsidiary Guarantor will secure, on an equal and ratable basis as so specified, the Senior Note Guarantee and Exchangeable Note Guarantee of such Subsidiary Guarantor and such Subsidiary Guarantor’s Obligations under the Transaction Documents. Only the Collateral Agent will be entitled to enforce the Liens granted under the Security Documents.

(b)No Indebtedness (other than the Secured Obligations) incurred by the Company or any Subsidiary Guarantor may share in Liens in the Collateral.

(c)Subject to the terms of the Secured Documents, the aggregate principal amount of Indebtedness outstanding at any time that is secured by the Collateral will be limited to $[705,000,000].

(d)Subject to the terms of the Transaction Documents, the Company and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Secured Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral that may be deposited with the Collateral Agent in accordance with the provisions of the Transaction Documents and other than as set forth in the Transaction Documents), to freely operate or otherwise use the Collateral and to collect, invest and dispose of any income therefrom unless an Actionable Event of Default has occurred. Upon such Actionable Event of Default, the Collateral Agent will be entitled to foreclose upon and sell the Collateral or any part thereof as provided in the Transaction Documents.

Section 2.3[Intentionally omitted.]

Section 2.4Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien created or granted by any Security Document, or consent to the release or subordination of any Lien created or granted by any Security Document, except (i) as required by Article III; and (ii) as ordered pursuant to applicable law under a final and nonappealable order of a court of competent jurisdiction.

Section 2.5Enforcement of Liens.

(a)If the Collateral Agent at any time receives a written notice of the occurrence and continuance (as of the date of such notice) of any Event of Default, it will promptly deliver written notice thereof to the Trustees and to the Company (unless received from the Company).

(b)Upon the occurrence and continuance of any Actionable Event of Default, subject to Article IV and Article VI, the Collateral Agent shall act, or decline to act, as directed by an Act of the Applicable Authorized Representative, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Transaction Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of the Applicable Authorized Representative. Unless it has been directed to the contrary by an Act of the Applicable Authorized Representative, the Collateral Agent may (but shall not be obligated to) take or refrain from taking such action with respect to such Actionable Event of Default as the Collateral Agent may deem advisable and in the best interest of the holders of Secured Obligations.

Section 2.6Priority of Liens; Additional Collateral.

(a)Notwithstanding (i) anything to the contrary contained in the Secured Documents, (ii) the time, order or method of attachment of the Collateral Agent’s Liens, (iii) the time or order of filing or recording of financing statements, mortgages, deeds of trust or other documents filed or recorded to create or perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the UCC or any other law governing relative priorities of secured creditors, all Liens at any time granted to secure any Secured Obligations will secure all of the Secured Obligations on an equal and ratable basis as set forth in Section 2.7.

(b)The Senior Note Trustee, on behalf of the Senior Note Holders, and the Exchangeable Note Trustee, on behalf of the Exchangeable Note Holders, hereby agree that, subject to Section 2.6(c), if any such Secured Party takes any additional Collateral in respect of any Obligations, such Secured Party shall take or cause to be taken by the Company or any other appropriate Person any and all action necessary to create and perfect first priority Liens on any such Collateral in favor of the other Secured Parties subject to the payment priorities as provided in this Agreement, including executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing.

(c)Subject to Section 6.1(e), the Senior Note Trustee, on behalf of the Senior Note Holders, and the Exchangeable Note Trustee, on behalf of the Exchangeable Note Holders, hereby agree to take or cause to be taken by the Company or any other appropriate Person any and all action necessary to cause the Collateral Agent to be designated as the sole secured party in respect of any Lien on any Collateral securing the Secured Obligations, including executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments evidencing or required or permitted to be filed to create or perfect a Lien on any Collateral.

(d)The Collateral Agent may from time to time direct the Company and each Guarantor to: (i) execute, either alone or with the Collateral Agent, the Company or any Guarantor, financing statements, security agreements, documents, certificates or instruments pertaining to the Collateral or any part thereof or (ii) execute and deliver any agreements, documents, certificates or instruments as may be necessary to perfect a Lien on any Collateral (except in the case of personal property to the extent not required in the Indentures or the Security Documents). Each of the Trustees, the Company and each Subsidiary Guarantor hereby authorizes the Collateral Agent to file such documents and take all further action that may be necessary or desirable, to confirm, perfect, preserve and protect the security interests intended to be granted under the Security Documents. Each of the Trustees, the Company and each Subsidiary Guarantor hereby authorizes the Collateral Agent to execute and deliver on behalf of such Person and to file such other financing statements and similar notices without the signature of such Person either in the Collateral Agent’s name or in the name of such Person and as agent and attorney in fact for such Person. Subject to the terms of Section 7.18, the Trustees, the Company, and each Subsidiary Guarantor shall do all such additional and further acts or things, give such assurances and execute such agreements, documents, certificates or instruments as the Collateral Agent may reasonably request to vest more completely in and assure to the Collateral Agent and the Secured Parties their rights under this Agreement (including this Section 2.6) with respect to the Transaction Documents.

Section 2.7Application of Collateral.

(a)If an Actionable Event of Default has occurred and is continuing and the Collateral Agent takes action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any case of the Company or any Guarantor under any Bankruptcy Law, any Realization Proceeds (subject to Section 2.7(b)) shall be applied, after payment of all amounts owing to the Collateral Agent, among the Secured Obligations to the payment in full of the Secured Obligations on a ratable basis. If any Secured Party obtains possession of any Collateral or realizes any Realization Proceeds in respect thereof, at any time prior to the Discharge of all of the Secured Obligations, then such Secured Party shall hold such Collateral and Realization Proceeds in trust for the other Secured Parties, and promptly transfer such Collateral and Realization Proceeds to the Collateral Agent to be distributed in accordance with this Agreement.

(b)Notwithstanding the foregoing, with respect to any Collateral for which a Person (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Secured Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Secured Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Series of Secured Obligations with respect to which such Impairment exists.

(c)This Section 2.7 sets forth certain relative rights of the Collateral Agent and the Trustees.  Nothing in this Agreement will:

(1)impair, as between the Company, REIT, any Guarantor and the holders of the Secured Obligations, the obligation of the Company, which is absolute and unconditional, to pay the Secured Obligations of the Company, the obligation of each Guarantor, which is absolute and unconditional, to pay the Secured Obligations, in each case, in accordance with their respective terms or to perform any other obligation of the Company, REIT or any Guarantor under the Indentures, or the obligation of REIT, which is limited as specified in Article 12 of the Senior Note Indenture and Article 12 of the Exchangeable Note Indenture, to pay the Secured Obligations in accordance with their respective terms or to perform any obligation of REIT under the Indentures; or

(2)affect the relative rights of holders of Secured Obligations and other creditors of the Company, REIT or any of the Guarantors.

This Section 2.7 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations.

(d)Until the date that the Collateral Agent applies all proceeds pursuant to Section 2.7(a), a non-interest bearing segregated trust account (the “Collateral Account”) on behalf of the Trustees for the benefit of the respective holders of the Secured Obligations shall be maintained by the Collateral Agent at its corporate trust department in accordance with the terms of this Agreement. The Collateral Account shall be, at all times, in the name of and under the control of the Collateral Agent in its capacity as such. All Realization Proceeds received by the

Collateral Agent from any foreclosure, collection suit or other realization of the Collateral Agent’s Liens upon any Collateral or distributed in any Insolvency or Liquidation Proceeding shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Collateral Agent all in accordance with the terms of this Agreement.

(e)Pending the distribution of funds in the Collateral Account in accordance with the provisions of the Secured Documents and this Agreement, such Collateral Account will be maintained as provided below:

(1)the Collateral Agent shall, subject to the provisions of Article III and Article VI, and the other provisions of this Article II, from time to time (i) invest amounts on deposit in the Collateral Account in Cash Equivalents and (ii) invest interest paid on such Cash Equivalents and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in Cash Equivalents described in clause (2) or clause (3) of the definition of such term, with interest and proceeds that are not invested or reinvested in Cash Equivalents deposited and held in the Collateral Account; notwithstanding the foregoing, the Company shall to the extent possible, ensure that the Collateral Agent is directed to invest (and in the case of investments made following the receipt by the Collateral Agent of a Notice of Event of Default, the Collateral Agent shall, to the extent possible, invest) any funds to be distributed on a date intended for the distribution of any amounts or proceeds therefrom in Cash Equivalents that shall mature or become liquid on or prior to such date;

(2)all Cash Equivalents in respect of the Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account as a part of the Collateral pursuant to the terms hereof; and

(3)the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

(f)In connection with the application of proceeds pursuant to Section 2.7(a), except as otherwise directed by an Act of the Applicable Authorized Representative, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(g)In connection with the application of proceeds pursuant to this Section 2.7, the Collateral Agent may be required, and is hereby authorized by the Trustees, to convert foreign currency proceeds to U.S. dollars or U.S. dollars proceeds to foreign currency, as may be required to satisfy the respective Secured Obligations in the currency in which such Secured Obligations are denominated. The Collateral Agent shall make any such conversion in accordance with its own banking procedures in a timely fashion so as to allow the distribution of proceeds pursuant to this Section 2.7 on the date otherwise specified for such payment.

(h)Except as provided in Section 2.7(e)(1) in the case where the Collateral Agent has received a Notice of Event of Default, the Collateral Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific investment direction from the

Company. The Collateral Agent shall have no liability for the selection of investments or for any loss incurred in connection with any investment or any sale, liquidation or redemption.

(i)In the event the Collateral Agent receives proceeds of the disposition of any Collateral in circumstances in which the terms of the Transaction Documents do not direct the Collateral Agent as to the application of such proceeds, the Collateral Agent may request that the Applicable Authorized Representative instruct the Collateral Agent as to the proper application of such proceeds; provided that so long as the Collateral Agent has not received a Notice of Event of Default, the Collateral Agent shall not act on such instructions from the Applicable Authorized Representative unless it has also obtained the consent thereto from the Company. Prior to the receipt of such instructions and, if required as aforesaid such consent thereto contemplated by the terms of this Section 2.7(i), the Collateral Agent shall deposit such proceeds in the Collateral Account.

Section 2.8Credit Bid Rights

(a)If, during the continuance of an Actionable Event of Default, the Collateral Agent forecloses any of its Liens upon any Collateral, whether by public sale, private sale or judicial foreclosure or otherwise, and if directed in writing by an Act of the Applicable Authorized Representative, to exercise its credit bid rights as provided in this Section 2.8(a), the Collateral Agent, acting for and on behalf of the Holders, shall be entitled (to the fullest extent it may lawfully do so) to use and apply then matured Secured Obligations as a credit on account of the purchase price payable by the Collateral Agent for any Collateral sold to the Collateral Agent at the corresponding foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale.

(b)Each of the Company and the Guarantors hereby grants, confirms and agrees to cooperate with and permit the exercise and enforcement of the rights set forth in this Section 2.8.

Section 2.9Appointment and Powers of the Collateral Agent.

(a)The Collateral Agent is, subject to Section 5.1, hereby irrevocably appointed as agent and representative of and on behalf of and for the benefit of the Secured Parties, to secure the payment and performance in full of the Secured Obligations. The Collateral Agent hereby accepts such appointment. Each of the Trustees confirms that each Holder has (i) irrevocably appointed the Collateral Agent, in such capacity, to act as its agent and Collateral Agent under this Agreement and (ii) irrevocably authorized the Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under this Agreement, together with any other incidental rights, powers and discretions.

(b)The Collateral Agent is, subject to Section 5.1, irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case pursuant to the Transaction Documents and applicable law and to act as set forth in this Article II or as requested in any lawful directions given to it from time to time in respect of any matter by Act of the Applicable Authorized Representative.

(c)Subject to Article IV, the Collateral Agent shall take direction only pursuant to an Act of the Applicable Authorized Representative.

(d)No direction given to the Collateral Agent (whether given by Act of the Applicable Authorized Representative or otherwise by any Person) that in the sole judgment of the Collateral Agent imposes, or purports to impose or might reasonably be expected to impose, upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement or any other Transaction Document accepted by the Collateral Agent shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole discretion, to accept such direction.

(e)Except as specifically provided herein, the Trustees are party to this Agreement solely to confirm their acknowledgement of the undertaking of the Collateral Agent set forth in Section 2.1(a) and their acceptance of the rights granted to them by this Agreement. Neither of the Trustees nor any Secured Party nor any other holder of Secured Obligations shall have (i) any obligation or liability under this Agreement (except as specifically provided herein) or under any Act of the Applicable Authorized Representative, to which it is not a signatory party, (ii) any responsibility or duty whatsoever in respect of the Collateral or the Transaction Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by the Company, REIT and the Guarantors that only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Transaction Documents, including all obligations imposed by law upon a secured party relating to the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent, or (iii) any liability whatsoever for any act or omission of the Collateral Agent, whether or not constituting a breach of the Collateral Agent’s undertaking and obligations under this Agreement or otherwise constituting wrongful conduct except for gross negligence or willful misconduct.

Section 2.10Exclusive Benefit. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral, and all Collateral, at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all property included in the Collateral solely and exclusively for the benefit of the holders of the Secured Obligations, as herein provided, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively as provided in Section 2.7.

Section 2.11Priority Lien Agent.

(a)Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, the parties hereto agree as follows:

(1)any reference to [Priority Lien Agent] in the Junior Intercreditor Agreement shall refer to the Collateral Agent;

(2)the Collateral Agent, as [Priority Lien Agent], will not be required to take any action under the Junior Intercreditor Agreement, if any, unless and until the Applicable Authorized Representative directs the Collateral Agent in writing, as [Priority Lien Agent], to take such action; and

(3)[in no event shall the Collateral Agent, as [Priority Lien Agent], be required to take any action in connection with the purchase or sale of the Secured Obligations under the Junior Intercreditor Agreement (rather, the purchases and sales of the Secured Obligations shall be coordinated among the holders of the [Junior Lien Debt] and the holders of the Secured Obligations (or their appointed representative))].

(b)In the event the Junior Intercreditor Agreement requires the delivery, or receipt, of any notice by the [Priority Lien Agent], such delivery or receipt will be deemed satisfied in all respects when the Collateral Agent makes such delivery or receives such notice.

The parties hereto agree that this Section shall not be deemed to be in conflict or inconsistent with the Junior Intercreditor Agreement.

ARTICLE III

LIEN RELEASES

Section 3.1Release of Liens on Collateral.

(a)The Collateral Agent shall release the Liens upon the Collateral:

(1)in whole, upon payment in full of the Securities and all other Secured Obligations that are outstanding, due and payable at the time the Securities are paid in full;

(2)with respect to any Series of Secured Obligations, upon receipt of written notice from the related Trustee of satisfaction and discharge of the related Indenture as set forth in Section 8.01(a) of such Indenture;

(3)with respect to any Series of Secured Obligations, upon receipt of written notice from the related Trustee of a legal defeasance or covenant defeasance as set forth in Section 8.01(a) of the related Indenture;

(4)with respect to any Series of Secured Obligations, upon receipt of written notice from the related Trustee of payment in full of the related Securities and all other Senior Note Obligations (if such Series of Secured Obligations is the Senior Note Obligations) or the Exchangeable Note Obligations (if such Series of Secured Obligations is the Exchangeable Note Obligations) that are outstanding, due and payable at the time such Securities are paid in full and, in connection therewith, the related Indenture has been satisfied and discharged;

(5)as to any Collateral that constitutes all or substantially all of the Collateral, (i) with respect to the Senior Note Obligations only, with the consent of the Holders of at least 66-2/3% in principal amount of the Senior Note Obligations then outstanding or (ii) with respect to the Exchangeable Note Obligations only, with the consent of the Holders of at least 66-2/3% in principal amount of the Exchangeable Note Obligations then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the applicable Securities);

(6)subject to the provisions of this Agreement, as to any Collateral which constitutes less than all or substantially all of the Collateral, with the consent of the Holders of a majority in principal amount of each Series of Secured Obligation, voting each as a separate class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities);

(7)as to any Collateral (i) that is (or is deemed to be) sold or otherwise disposed of by the Company or any Subsidiary (to a Person other than the Company or any Subsidiary) in a Collateral Disposition permitted by each of the Indentures, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of the Indentures and so long as all Net Available Cash is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent and applied as required by each of the Indentures, (ii) constituting Excluded Released Property of the type described in clause (1)(a), (2) or (3) of the definition of Excluded Released Property, (iii) constituting Capital Stock in any Subsidiary that directly owns solely any Property set forth in Category 8 on Annex I to the Indentures, which Capital Stock constitutes Property Collateral released upon delivery of an Officer’s Certificate to the Trustee attaching a Board Resolution, (iv) becomes Excluded Released Property of the type described in clause (4) of the definition of Excluded Released Property, (v) that constitutes Asset Sale Excess Proceeds that are not required to be applied to the repurchase of Securities in accordance with Section 4.03 of each of the Indentures or (vi) that is owned or at any time acquired by a Guarantor that has been released from its Senior Note Guarantee and Exchangeable Note Guarantee pursuant to Section 10.05 (other than clause (4) thereof) of each Indenture, concurrently with the release thereof; or

(8)at or after the time the Liens upon the Collateral are released with respect to the Senior Note Obligations pursuant to clause (2), (3) or (4) above, as to any Collateral (other than any Category 1 Collateral (as defined in Section 4.17 of the Exchangeable Note Indenture)), on the Collateral Release/Covenant Revision Trigger Date (as so defined).

(b)The Collateral Agent agrees for the benefit of the Company and the Guarantors that if the Collateral Agent at any time receives:

(1)an Officer’s Certificate stating that (i) the signing officer has read Article III of this Agreement and understands the provisions and the definitions relating hereto, (ii) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, each of the Indentures and all other Transaction Documents, if any, relating to the release of the Collateral have been complied with, (iii) the Collateral Agent is permitted by each of the Indentures and this Agreement to release any property of the Company or a Guarantor described in such Officer’s Certificate from any Lien granted by a Security Document specified in such Officer’s Certificate, (iv) if such release is required as a result of a Collateral Disposition, the proceeds thereof will be applied in accordance with each of the Indentures, and such sale has been consummated in compliance with all other applicable requirements of each of the Indentures, (v) no Default or Event of Default will result from the release of such Lien, and (vi) in the opinion of such officer, all conditions precedent (including any required substitution of Collateral), if any, applicable to the foregoing (as the case may be) have been complied with;

(2)the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

(3)an accompanying Opinion of Counsel for the Company to the effect that the release of such Lien as to such property is permitted by this Agreement;

then, the Collateral Agent shall execute (with such acknowledgements and notarizations as are required) and deliver such release to the Company or applicable Subsidiary Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 3.1(b) by the Collateral Agent.

The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under the Security Documents in contravention of the provisions thereof if and to the extent the Collateral is released pursuant to this Agreement and the Transaction Documents. To the extent applicable, the Company shall cause TIA § 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company in the exercise of reasonable care. For purposes of this Section 3.1, a Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any Guarantor and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or Person performing similar functions to any of the foregoing for the Company or any Subsidiary Guarantor. The Collateral Agent and the Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Section 3.2Delivery of Copies to the Trustees. The Company shall deliver to each of the Trustees (to the extent such Person is not then the Collateral Agent) a copy of each Officer’s Certificate and Opinion of Counsel delivered to the Collateral Agent pursuant to Section 3.1, together with copies of all other opinions and documents delivered to the Collateral Agent with such Officer’s Certificate. The Trustees shall not be obligated to take notice thereof or to act thereon.

Section 3.3Sufficiency of Release. All purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of constituting a good and valid release of the property therein described from the Lien of the Security Documents.

Section 3.4Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by the Transaction Documents to be sold or otherwise disposed of by the Company or any Guarantor be under any obligation to ascertain or inquire into the authority of the Company or such Guarantor, as the case may be, to make such sale or other disposition.

Section 3.5Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument releasing its Liens in any Collateral. Anything herein or in the Security Documents to the contrary notwithstanding, except if otherwise instructed and indemnified in accordance with the terms of this Agreement, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granted herein and in the Security Documents, such obligations being otherwise the obligations of the Company.

Section 3.6Trustee Notices. In the event that the Company delivers an Officer’s Certificate to either Trustee certifying that its obligations under the related Indenture and the related Securities have been satisfied and discharged by complying with the provisions of Section 8.09 of such Indenture, and such other documents and/or funds as are required to be delivered or paid pursuant to Section 8.01 of such Indenture have been delivered and paid, such Trustee shall notify the Collateral Agent in writing that such obligations have been satisfied and discharged in accordance with the terms of such Indenture, and shall take such other actions in connection therewith as may be required or contemplated by the Transaction Documents to be taken by such Trustee.

Section 3.7Delivery of Certain Notices to the Collateral Agent. The Company agrees promptly to furnish to the Collateral Agent (to the extent such Person is not then a Trustee) a copy of each notice it delivers to either Trustee pursuant to the requirements of the TIA.

Article IV

IMMUNITIES OF THE COLLATERAL AGENT

Section 4.1No Implied Duty. The Collateral Agent shall not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Transaction Documents and no implied duties or obligations shall be read into this Agreement or the other Transaction Documents against the Collateral Agent. The Collateral Agent shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Transaction Documents. The Collateral Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or other instrument held by or delivered to the Collateral Agent. Notwithstanding anything to the contrary contained in any other Transaction Document, the Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral or be a trustee for or have any fiduciary obligation to any party.

Section 4.2Appointment of Co-Agents and Sub-Agents. The Collateral Agent may employ agents and appoint sub-agents, attorneys, custodians, nominees or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Collateral Agent will exercise reasonable care in selecting any such agent, sub-agent, attorney, custodian, nominee or co-collateral agent and in supervising the performance of any duties delegated to any such agent, sub-agent, attorney, custodian, nominee or co-collateral agent.

Section 4.3Other Agreements. The Collateral Agent has accepted and is bound by each of the Transaction Documents delivered to it as of the date of this Agreement and, subject to this Agreement, shall accept and be bound by all Transaction Documents delivered to it at any time after the date of this Agreement. The Collateral Agent shall not otherwise be bound by, or obligated to take cognizance of the provisions of, any agreement to which it is not a party, except as otherwise expressly provided herein.

Section 4.4Solicitation of Instructions. The Collateral Agent may at any time solicit: (i) an Act of the Applicable Authorized Representative; (ii) written direction of either Trustee; (iii) solely as expressly provided in Section 5.2, written direction of the Company; or (iv) in any case, an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement or the other Transaction Documents and shall be fully justified in failing or refusing to act whether under this Agreement or any other Transaction Document until it shall have received such requisite direction or order, and any such direction shall in any event be subject to Section 2.9(d).

Section 4.5Limitation of Liability. The Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Transaction Document, except for its own gross negligence or willful misconduct.

Section 4.6Documents in Satisfactory Form. The Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions satisfactory to it.

Section 4.7Entitled to Rely. The Collateral Agent may rely conclusively upon any certificate, notice or other document (including any teletransmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company, REIT or any of the Guarantors in compliance with the provisions of this Agreement or delivered to it by either Trustee as an Act of the Applicable Authorized Representative, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting, in all material respects, with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officer’s Certificate or an Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such

Officer’s Certificate or Opinion of Counsel as to such matter in the absence of gross negligence or willful misconduct on the part of the Collateral Agent.

Section 4.8Defaults and Events of Default. The Collateral Agent shall not be required to inquire as to the occurrence or absence of any Default or Event of Default and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Default or Event of Default unless and until it receives a Notice of Event of Default, or except as otherwise expressly provided herein.

Section 4.9Actions by Collateral Agent. Subject to Section 4.4, Section 7.19 and any other express provision hereof, as to any matter not expressly provided for by this Agreement or any other Transaction Document, the Collateral Agent will act or refrain from acting as directed by an Act of the Applicable Authorized Representative, and any such action so taken, suffered or omitted pursuant hereto or thereto shall be binding on all holders of the Secured Obligations. Notwithstanding the foregoing, the Collateral Agent shall not be bound or required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Transaction Documents, or any order of any court or administrative agency.

Section 4.10Security or Indemnity in favor of the Collateral Agent. The Collateral Agent shall be entitled to all rights, powers, privileges, protections, indemnitees, exculpations, benefits and immunities under the Transaction Documents and shall not be required to advance or expend any funds or otherwise incur any liability, financial or otherwise, in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its sole discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 4.11Limitations on Duty of Collateral Agent in Respect of Collateral.

(a)Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property for its own account, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith or as selected by any other Person and the Collateral Agent shall only be accountable for amounts that it actually receives as a result of the exercise of the powers granted to it hereunder.

(b)The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor, as the case may be, to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

Section 4.12Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein, but subject in all respects to Section 7.8 hereof:

(1)each of the parties thereto will remain liable under each of the Transaction Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Transaction Documents; and

(3)the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Collateral Agent.

Section 4.13No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 4.14Not Responsible for Recitals; Other Matters.

(a)The recitals contained herein shall be taken as statements of the Company and the Guarantors, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representation as to the validity or sufficiency of this Agreement.

(b)The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(c)Whenever in the administration of the provisions of this Agreement or the Transaction Documents, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or willful misconduct on the part of the Collateral Agent, be deemed to be conclusively proved and established by an Officer’s Certificate or an Opinion of Counsel, which shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of the Agreement or the Transaction Documents upon the faith thereof.

(d)The Collateral Agent shall be under no obligation to exercise any of the rights vested in it by this Agreement or the Transaction Documents or to enforce any remedy or realize upon any of the Collateral unless (i) subject to Section 2.9(d), it has been directed to take such action pursuant to the terms of Section 2.1(c) herein, and (ii) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. Neither of the Authorized Representatives shall be required to personally offer such indemnity or security.

Article V

RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

Section 5.1Resignation or Removal of Collateral Agent. Subject to compliance by the Collateral Agent with the second sentence and third sentence of Section 5.2 hereof, if applicable, (i) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to the Trustees and the Company and (ii) the Collateral Agent may be removed at any time, with or without cause, by an Act of the Applicable Authorized Representative. So long as no Event of Default has occurred and is continuing, the Company may remove the Collateral Agent, by providing written notice, if:

(i)the Collateral Agent fails to satisfy the eligibility requirements specified in clauses (i) – (iii) of Section 5.2 hereof;

(ii)the Collateral Agent is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

(iii)a custodian takes charge of the Collateral Agent or its property; or

(iv)the Collateral Agent becomes demonstrably incapable of acting or fails to act in any material respect in accordance with the terms of this Agreement.

Section 5.2Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Company acting reasonably; provided such successor Collateral Agent meets the requirements of a successor Collateral Agent set forth in this Section 5.2; provided further, that if an Event of Default has occurred and is continuing, such appointment shall be made by the Trustees, acting jointly. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which shall be a bank or trust company (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $250,000,000, and (iii) maintaining an office in New York, New York. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 5.2 has accepted its appointment as Collateral Agent and the provisions of Section 5.3 have been satisfied.

SECTION 5.3Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(i)such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent shall be discharged from its duties and obligations hereunder, and

(ii)the predecessor Collateral Agent, upon payment of all amounts owed to it, shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral or under the Transaction Documents.

Thereafter the predecessor Collateral Agent shall remain entitled to enforce the immunities granted to it in Article IV and the provisions of Section 7.7 and Section 7.8.

Section 5.4Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 5.3, provided that (i) no execution or filing of any paper with any party hereto shall be required or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such merger, conversion, consolidation or succession; (ii) anything herein to the contrary notwithstanding, such successor Person shall satisfy the eligibility requirements specified in clauses (i) through (iii) of Section 5.2 and the provisions of Section 5.5 and (iii) the Collateral Agent shall notify the Company and each Trustee in writing of such merger, conversion, consolidation or succession at or prior to the consummation thereof.

SECTION 5.5Limitation. If the Collateral Agent at any time becomes an Affiliate of only one (but not the other) Trustee, it shall promptly resign subject to appointment of a successor Collateral Agent and acceptance of such appointment as provided in this Article V.

Article VI

SPECIAL AGREEMENTS REGARDING COLLATERAL

Section 6.1Control of Actions to be Taken by Collateral Agent.

(a)The Collateral Agent will be subject to such directions as may be given it by the Applicable Authorized Representative from time to time as required or permitted by this Agreement. Except as directed by the Applicable Authorized Representative, the Collateral Agent will not be obligated or permitted:

(1)to act upon directions purported to be delivered to it by any other Person; or

(2)to foreclose upon or otherwise enforce any Lien or other remedy at law or pursuant to any Security Document.

(b)Under this Agreement, the Applicable Authorized Representative has the right, upon an Actionable Event of Default, to direct the Collateral Agent to foreclose or take other actions with respect to the Collateral, and no other party to this Agreement or other Secured Party shall have the right to enforce the Liens granted under the Security Documents or otherwise take any action with respect to the Collateral, except pursuant to and in accordance with an Enforcement Action Participation Request. Upon the occurrence of the Minority Authorized Representative Enforcement Date and subject as provided below, the Majority Authorized Representative will be replaced by the Minority Authorized Representative as the then Applicable Authorized Representative.

(c)Upon the occurrence of the Residual Authorized Representative Enforcement Date and subject as provided below, the then Applicable Authorized Representative will be replaced with the Authorized Representative of the Series of Secured Obligations that first instructs the Collateral Agent to commence enforcement action with respect to the Collateral, subject to replacement at any time thereafter as Applicable Authorized Representative by the Authorized Representative of the other Series of Secured Obligations if the Collateral Agent is no longer diligently pursuing (and has not been instructed by the then Applicable Authorized Representative to diligently pursue) enforcement action with respect to the Collateral.

(d)In accordance with this Agreement, (i) the Applicable Authorized Representative shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, (ii) the Collateral Agent shall not follow any instruction with respect to the Collateral from any representative of any Secured Party (other than the Applicable Authorized Representative), and (iii) no Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

(e)Each Authorized Representative agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Secured Obligations unless the other Series of Secured Obligations is also secured by a Lien on such Collateral. Each of the Secured Parties also agrees that it will not contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.  None of the Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral except to enforce this Agreement in accordance with its terms. In addition, none of the Secured Parties shall seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

Section 6.2No Other Lien Enforcement Affected. The Collateral Agent will act as directed by an Act of the Applicable Authorized Representative in regard to the enforcement of, and realization on, the Liens on, or with respect to, all Collateral.

Section 6.3No Alteration on Shared Lien Priority. No provision of this Agreement or any Secured Document shall alter, modify, prejudice or otherwise adversely affect the first priority Lien for the benefit of the Secured Obligations.

Section 6.4Notice of Remedial Action.

(a)The Senior Note Trustee agrees to provide prompt notice to the Exchangeable Note Trustee and the Collateral Agent in the event that (i) an Event of Default has occurred with respect to the Senior Note Obligations; (ii) the Senior Note Trustee has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to the Senior Note Indenture or (iii) the Senior Note Obligations have become due and payable (by acceleration or otherwise).

(b)The Exchangeable Note Trustee agrees to provide prompt notice to the Senior Note Trustee and the Collateral Agent in the event that (i) an Event of Default has occurred with respect to the Exchangeable Note Obligations; (ii) the Exchangeable Note Trustee has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to the Exchangeable Note Indenture or (iii) the Exchangeable Note Obligations have become due and payable (by acceleration or otherwise).

Section 6.5No Responsibility. Neither Authorized Representative shall owe any responsibility to any of the other Secured Parties or incur any liability thereto, as a result of any direction given by such Authorized Representative to the Collateral Agent pursuant to the terms of this Agreement. Neither Authorized Representative shall be responsible for the misconduct or negligence on the part of the Collateral Agent.

Article VII

MISCELLANEOUS PROVISIONS

Section 7.1Amendment; Joinder Agreements.

(a)This Agreement may be amended or supplemented from time to time by written agreement of the Company, the Subsidiary Guarantors, the Authorized Representative of each Series of Secured Obligations, and the Collateral Agent.

(b)The Collateral Agent shall not enter into, or consent to, any amendment, modification or supplement to any of the Security Documents without the consent or direction of the Authorized Representative of each Series of Secured Obligations; provided that:

(i)the Collateral Agent may, at the direction of the Senior Note Trustee, amend, supplement or modify the Security Documents, without obtaining the consent or approval of the Exchangeable Note Trustee or the Exchangeable Note Holders, solely to the extent that such amendments, supplements or modifications (a) only affect the rights of the Senior Note Holders, (b) are administrative or ministerial in nature or correct typographical errors or omissions, (c) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein, or (d) do not otherwise materially adversely affect the rights of the Exchangeable Note Trustee and/or the Exchangeable Note Holders; and

(ii)the Collateral Agent may, at the direction of the Exchangeable Note Trustee, amend, supplement or modify the Security Documents, without obtaining the consent or approval of the Senior Note Trustee or the Senior Note Holders, solely to the extent that such amendments, supplements or modifications (a) only affect the rights of the Exchangeable Note Holders, (b) are administrative or ministerial in nature or correct typographical errors or omissions, (c) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (d) do not otherwise materially adversely affect the rights of the Senior Note Trustee and/or the Senior Note Holders;

(iii)the Collateral Agent may amend or modify any Security Document without obtaining the consent or approval of the holders of Secured Obligations or the Authorized Representatives to the extent such amendment or modification is necessary to subject additional assets and other securities to the Liens under the Security Documents; and

(iv)the Collateral Agent may enter into any amendment, modification or supplement to this Agreement as provided in Section 7.1(a).

For the avoidance of doubt, no such amendments or modifications to the Security Documents shall be made without the prior written consent of the Company in accordance with the terms thereof.

(c)The Collateral Agent will not enter into any amendment or supplement to any of the Security Documents unless the Collateral Agent has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in either Indenture, any other Security Document or the Junior Intercreditor Agreement, if any. Prior to executing any amendment or supplement to any of the Security Documents pursuant to this Section 7.1, the Collateral Agent will be entitled to receive (i) an Officer’s Certificate and an Opinion of Counsel of the Company, each to the effect that the execution of such document is authorized or permitted hereunder and under the other Security Documents and each of the Secured Documents and (ii) all opinions, certificates and other documents required to be delivered pursuant to each of the Security Documents and the Secured Documents.

(d)Any amendment or supplement to any Security Document that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the prior written consent of the Collateral Agent in its individual capacity.

(e)Article 9 of each Indenture requires the written consent of the Collateral Agent to any amendment or supplement to the Indenture if the amendment or supplement adversely affects the rights, duties, liabilities or immunities of the Collateral Agent.  If any such amended or supplemented Indenture does adversely affect the rights, duties, liabilities or immunities of the Collateral Agent, the Collateral Agent may, but need not, consent in writing to such amended or supplemented Indenture. In consenting to any amended or supplemented Indenture, the Collateral Agent shall be entitled to receive and (subject to Article IV) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such consent to such amended or supplemented Indenture is authorized or permitted by this Agreement and such Indenture.

Section 7.2Information Regarding Collateral.

(a)The Company will furnish to the Collateral Agent, with respect to the Company or any Subsidiary Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal taxpayer identification number. The Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company will promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed or otherwise the subject of a Casualty.

(b)Upon the receipt by the Company or a Guarantor of the Net Available Cash attributable to an Asset Sale or a Release Trigger Event, (i) the Company shall notify the Collateral Agent of such receipt and (ii) such amounts shall constitute Collateral.

Section 7.3Further Assurances.

(a)At any time or from time to time, each of the Company and the Subsidiary Guarantors will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be necessary or appropriate, or as the Collateral Agent or either Trustee may reasonably request, in order to assure and confirm that each Subsidiary required by either Indenture to guarantee payment of the Secured Obligations has duly guaranteed payment of all the Secured Obligations and that the Collateral Agent holds, for the exclusive benefit of all present and future holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject only to Permitted Liens) upon all interest in Collateral at any time owned or acquired by the Company or the Guarantors or as the Collateral Agent or the Trustees otherwise may reasonably request in order to carry out and give full effect to the intents and purposes of the Secured Documents.

(b)At any time and from time to time, the Company will, and will cause each of the Subsidiary Guarantors to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or that the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, as contemplated by the Indentures and the Security Documents, upon the Collateral Agent for the exclusive benefit of the holders of the Secured Obligations. If the Company or such Subsidiary Guarantor fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and, subject to the provisions of the Secured Documents and the Security Documents, take such other actions in the name, place and stead of the Company or such Subsidiary Guarantor, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith. Without limitation of the preceding terms of this Section 7.3, the Company agrees to file or cause to be filed any continuation statements or similar instruments that may be necessary to maintain the effectiveness of the UCC financing statements to be filed on or about the Closing Date pursuant to the terms of the Secured Documents, and each of the Company and the Subsidiary Guarantors authorizes the Collateral Agent to make any such filing on its behalf, and to execute on its behalf any such instruments and take any other action required in connection therewith.

Section 7.4Successors and Assigns.

(a)This Agreement is legally binding upon and enforceable against the Collateral Agent. Except as provided in Section 4.2 and Section 5.4, the Person acting as Collateral Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Agent hereunder shall inure to the benefit of, and be enforceable by, each of the Trustees and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

(b)This Agreement is further binding upon each of the Company and the Subsidiary Guarantors and their respective successors as required by and in accordance with Section 5.01 and 5.03 of the Indentures, and Section 11.13 of the Senior Note Indenture or 16.13 of the Exchangeable Note Indenture. Neither the Company nor any Subsidiary Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Company and the Subsidiary Guarantors hereunder shall inure to the benefit of, and be enforceable by, the Collateral Agent, the Trustees and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

Section 7.5Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.6Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Collateral Agent:	Wilmington Savings Fund Society, FSB,
as Collateral Agent
500 Delaware Avenue, 11th Floor Wilmington, DE 19801
Attn: Patrick Healy
Email: phealy@wsfsbank.com

with a copy to (which shall not constitute notice):	Ropes & Gray LLP
1211 Avenue of the Americas
1211 Avenue of the Americas New York, NY 10036-8704 Attn: Mark Somerstein, Esq.
Email: Mark.Somerstein@ropesgray.com

If to the Senior Note Trustee:	Wilmington Savings Fund Society, FSB
as Senior Note Trustee
500 Delaware Avenue, 11th Floor Wilmington, DE 19801
Attn: Patrick Healy
Email: phealy@wsfsbank.com

If to the Exchangeable Note Trustee:	Wilmington Savings Fund Society, FSB
as Exchangeable Note Trustee
500 Delaware Avenue, 11th Floor Wilmington, DE 19801
Attn: Patrick Healy
Email: phealy@wsfsbank.com

If to the Company or any Subsidiary	CBL & Associates HoldCo II, LLC
Guarantor:	[l]
Attn: [l]
Phone: [l]
Fax: [l]

with a copy to:	[l]
[l]
Phone: [l]
Fax: [l]

The Company, any Subsidiary Guarantor, the Senior Note Trustee, the Exchangeable Note Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Company or any Subsidiary Guarantor shall be deemed given or made as of the date so delivered if personally delivered or if delivered electronically, in PDF format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustees or Collateral Agent shall only be deemed delivered upon receipt.

If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustees or Collateral Agent shall be effective only upon receipt.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 7.7Compensation; Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the Company and the Subsidiary Guarantors jointly and severally agrees to pay, promptly upon demand:

(a)compensation to the Collateral Agent as agreed to in a separate fee agreement dated [l], between the Company and the Collateral Agent;

(b)all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

(c)all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

(d)all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums;

(e)all reasonable costs of any Opinion of Counsel required hereby to be delivered to the Collateral Agent;

(f)all other reasonable costs and expenses incurred by the Collateral Agent in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of its rights or performance of its obligations by the Collateral Agent thereunder; and

(g)after the occurrence and during the continuance of an Event of Default, all reasonable costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any bankruptcy case or Insolvency or Liquidation Proceedings, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent.

(h)The agreements in this Section 7.7 shall survive repayment of the Secured Obligations and all other amounts payable hereunder and the resignation or removal of the Collateral Agent.

SECTION 7.8Indemnity.

(a)In addition to the payment of costs and expenses pursuant to Section 7.7, whether or not the transactions contemplated hereby shall be consummated and notwithstanding any provision to the contrary in the Security Documents, each of the Company and the Subsidiary Guarantors jointly and severally agrees to defend (subject to each Indemnitee’s selection of counsel), indemnify, pay and hold harmless, the Collateral Agent and each of its respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

(b)All amounts due under Section 7.8(a) shall be payable not later than 10 days after written demand therefor.

(c)To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.8(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and the Subsidiary Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)Neither the Company nor any Subsidiary Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement, any Secured Document, or Security Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and the Subsidiary Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)[Reserved].

(f)The agreements in this Section 7.8 shall survive repayment of the Securities and all other amounts payable hereunder and the resignation or renewal of the Collateral Agent.

Section 7.9Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

SECTION 7.10Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 7.11Obligations Secured. All obligations of the Company or any Subsidiary Guarantor set forth in or arising under this Agreement shall be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 7.12Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York (including Section 5-1401 of New York General Obligations Law) without giving effect to applicable principle of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 7.13Agent for Service; Consent to Jurisdiction; Waiver of Immunities. The Company and each Subsidiary Guarantor hereby irrevocably submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the Transaction Documents, or the transactions contemplated hereby or thereby.  The Company and each Subsidiary Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Company and each Subsidiary Guarantor hereby irrevocably designates and appoints the [Corporation Service Company (“CSC”)] as such Person’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process in accordance with applicable law upon [CSC] (or any successor) at its office at [1180 Avenue of the Americas, Suite 210, New York, New York 10036] (or such other address in the Borough of Manhattan, the City of New York, as the Company may designate by written notice to the other parties hereto) and written notice of such service to the Company, mailed or delivered to the [Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036], shall be deemed in every respect effective service of process upon the Company and, if applicable, such Subsidiary Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company or such Subsidiary Guarantor.  Such designation and appointment shall be irrevocable.  Nothing in this Section 7.13 shall affect the right of any party hereto to service process in any manner permitted by law or limit the right of any party hereto to bring proceeding against the Company or any Subsidiary Guarantor in the courts of any jurisdiction or jurisdictions.  As long as this Agreement remains in effect, the Company and the Subsidiary Guarantors will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement or any of the Transaction Documents.  The Company and each Subsidiary Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of [CSC] in full force and effect so long as this Agreement remains in effect; provided that the Company may and shall (to the extent [CSC] ceases to be able to be served on the basis contemplated herein), by written notice to the Trustees, designate such additional or alternative agent for service of process under this Section 7.13 that (a) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (b) is either (i) counsel for the Company or (ii) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (c) agrees to act as agent for service of process in accordance with this Section 7.13.  Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York.  Upon the request of any Secured Party, the Collateral Agent shall deliver such information to such Secured Party.  To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction or any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Subsidiary Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the Transaction Documents, as applicable, to the extent permitted by law and any right to which it may be entitled on account of place of residence or domicile.  Each of the Company and the Subsidiary Guarantors will agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding on such Person and may be enforced in any court to the jurisdiction of which such Person is subject by a suit upon such judgment, provided, that service of process is effected upon such Person in the manner specified in the third sentence of this paragraph or as otherwise permitted by applicable law.

SECTION 7.14Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement, or any Joinder Agreement in connection herewith, by facsimile transmission or electronically by email shall be effective as delivery of a manually executed counterpart hereof.

Section 7.15Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 7.16Additional Subsidiary Guarantors. The Company will cause each Subsidiary that becomes a Subsidiary Guarantor or is required to become a party to this Agreement under Section 4.07 of either Indenture to become party to this Agreement, for all purposes of this Agreement on the terms set forth herein applicable to a Subsidiary Guarantor, by causing such Subsidiary to execute and deliver to the parties hereto a Joinder Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as a Subsidiary Guarantor as of the date hereof. No Joinder Agreement executed in connection with this Section 7.16 requires the consent of any Secured Party or the Collateral Agent.

SECTION 7.17Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company, REIT or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.18Rights and Immunities of the Trustees. The Trustees will be entitled to all of the rights, protections, immunities and indemnities set forth in the respective Indenture. In no event will either Trustee be liable for any act or omission on the part of the Company, any Subsidiary Guarantor or the Collateral Agent hereunder, except as otherwise provided for herein.

Section 7.19Conflicting Provisions.

(a)In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.

(b)In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Secured Document insofar as such terms and provisions relate to any Collateral, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such Secured Document.

Section 7.20Judgment Currency.

(a)U.S. dollars are the sole currency of account and payment for all sums due and payable by the Company and the Subsidiary Guarantors under this Agreement, the Secured Documents and the Security Documents.  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States dollars into another currency, the Company and the Subsidiary Guarantors agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent determines a Person could purchase United States dollars with such other currency in New York, New York, on the business day immediately preceding the day on which final judgment is given.

(b)The obligation of each of the Company and the Subsidiary Guarantors in respect of any sum due to the Collateral Agent in United States dollars shall, to the extent permitted by applicable law, notwithstanding any judgment or order being given or made and expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, be discharged only to the extent that on the business day following receipt of any sum adjudged to be due in the Judgment Currency the Collateral Agent may in accordance with normal banking procedures purchase United States dollars in the amount originally due to such Person with the Judgment Currency.  If the amount of United State dollars so purchased is less than the sum originally due to the Collateral Agent, each of the Company and the Subsidiary Guarantors shall, jointly and severally, as a separate obligation and notwithstanding any such judgment, indemnify the Collateral Agent against the resulting loss; and if the amount of United States dollars so purchased is greater than the sum originally due to the Collateral Agent, the Collateral Agent shall, by accepting such amount, be deemed to have agreed to repay such excess provided that the Collateral Agent shall not have any obligation to pay any such excess as long as a default by the Company or any Subsidiary Guarantor with respect to any of its Secured Obligations has occurred and is continuing, in which case such excess may be applied by the Collateral Agent to such payment obligations.

Section 7.21Junior Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (1) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Junior Intercreditor Agreement, if any, and (2) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Agent on behalf of such Person to enter into, and perform under, the Junior Intercreditor Agreement, if any, as [“Priority Lien Agent”].

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

COMPANY:

CBL Associates HoldCo II, LLC

By
Name:
Title:

SUBSIDIARY GUARANTORS:
[l]

By
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

Exhibit A

COLLATERAL AGENT:

Wilmington Savings Fund Society, FSB

By:
Name:
Title:

SENIOR NOTE TRUSTEE:

Wilmington Savings Fund Society, FSB

By:
Name:
Title:

EXCHANGEABLE NOTE TRUSTEE:

Wilmington Savings Fund Society, FSB

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

Exhibit A

JOINDER AGREEMENT

The undersigned, [INSERT SUBSIDIARY GUARANTOR’S NAME], a [INSERT DESCRIPTION OF SUBSIDIARY GUARANTOR], hereby agrees to become party to the Collateral Agency and Intercreditor Agreement dated as of [l], as amended, supplemented or otherwise modified and in effect, by and among CBL Associates HoldCo II, LLC, a limited company organized under the laws of Delaware (the “Company”), the subsidiaries of the Company party thereto, Wilmington Savings Fund Society, FSB as Senior Note Trustee under the Senior Note Indenture (as defined therein), Wilmington Savings Fund Society, FSB as Exchangeable Note Trustee under the Exchangeable Note Indenture (as defined therein), and Wilmington Savings Fund Society, FSB, as Collateral Agent, for all purposes thereof on the terms set forth therein applicable to a “Subsidiary Guarantor,” as defined therein, and to be bound by the terms of said Collateral Agency and Intercreditor Agreement as fully as if the undersigned had executed and delivered said Collateral Agency and Intercreditor Agreement as a Subsidiary Guarantor thereunder as of the date thereof.

The provisions of Article VII of said Collateral Agency and Intercreditor Agreement shall apply with like effect to this Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of _____________, 20__.

[_______________________]
Name:
Title:

Exhibit A

Exhibit B

FORM OF JUNIOR INTERCREDITOR AGREEMENT

[Attached]